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                                                                                  EXHIBIT 11.1

                 PENNCORP FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          COMPUTATION OF LOSS PER SHARE
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                    ----------------------------
                                                                                        2000            1999
                                                                                    -------------  -------------
                                                                                           ($ IN THOUSANDS)
   Basic net loss applicable to common stock:
     Loss before extraordinary charge
       applicable to common stock...............................................    $     (32,543) $     (46,111)
                                                                                    =============  =============

   Diluted net loss applicable to common stock:
     Loss before extraordinary charge
       applicable to common stock...............................................    $     (32,543) $     (46,111)
                                                                                    =============  =============

   Basic:
     Shares outstanding beginning of period.....................................           30,143         30,072
     Incremental shares applicable to Stock

       Warrants/Stock Options and Restricted Stock..............................                2             50
     Acquisition of Fickes and Stone
       Knightsbridge Interests..................................................              173            173
     Treasury shares............................................................             (942)        (1,111)
                                                                                    -------------  -------------
                                                                                           29,376         29,184
                                                                                    =============  =============

   Diluted:
     Shares outstanding beginning of period.....................................           30,143         30,072
     Incremental shares applicable to Stock

       Warrants/Stock Options and Restricted Stock..............................                2             50
     Acquisition of Fickes and Stone
       Knightsbridge Interests..................................................              173            173
     Treasury shares............................................................             (942)        (1,111)
                                                                                    -------------  -------------
                                                                                           29,376         29,184
                                                                                    =============  =============
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